SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  2/28/2007
FILE NUMBER 811-9913
SERIES NO.: 7



72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                         $ 21
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                         $  7
        Class C                                                         $  7
        Class R                                                         $  9
        Institutional Class                                             $ 12

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                    $000.1788
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                    $000.1100
        Class C                                                    $000.1100
        Class R                                                    $000.1615
        Institutional Class                                        $000.1950

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                          120
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                           68
        Class C                                                           67
        Class R                                                           61
        Institutional Class                                               61

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                      $ 10.85
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                      $ 10.84
        Class C                                                      $ 10.84
        Class R                                                      $ 10.84
        Institutional Class                                          $ 10.86